Exhibit 10.15

Auburn Savings Bank, FSB

MEMBER FDIC

DEMAND COMMERCIAL LINE OF CREDIT AGREEMENT

Ceiling		April 14, 2025
Amount	$634,000.00	Auburn, Maine

AUBURN SAVINGS BANK, FSB (hereinafter called the “Lender”), by its acceptance hereof, commits itself subject to the terms of this Commercial Line Of Credit Agreement (hereinafter called the “Agreement”) to make loans to the undersigned Borrower up to a maximum aggregate principal amount at any one time outstanding of Six Hundred Thirty Four Thousand Dollars $634,000.00 (hereinafter called the “Ceiling Amount”), which the Borrower may borrow in full or in part, repay in full or in part, and reborrow, in accordance with the terms of this Agreement. This commitment shall expire on the first to occur of the following: (a) Lender's demand for payment of all Advances outstanding hereunder or (b) the occurrence of an event of default defined in paragraph 8 below. Borrower acknowledges that this Agreement is payable ON DEMAND and that notwithstanding anything to the contrary in this or any other instrument, agreement, or other document to which Borrower and/or Lender is a party, the enumeration in this or any such document of specific events of default, conditions and/or covenants relating to the loan evidenced by this Agreement or to any other obligation of Borrower to Lender, shall not be construed to qualify, define, or otherwise limit in any way Lender's right, power, or ability, at any time, to make demand for payment of the principal of and interest on this Agreement, and Borrower agrees that the occurrence of any event of default or breach of any condition or covenant in this or any such document is not the only basis for demand to be made on this Agreement.

In consideration of this commitment by Lender, the Borrower (and if more than one Borrower, each of them jointly and severally) agrees with the Lender as follows:

LOAN TERMS:

1. The Borrower promises to pay to Lender, ON DEMAND, all Advances outstanding under this Agreement (including any Advances which may, in Lender's sole discretion, be made in excess of the Ceiling Amount), together with interest thereon at the rates provided below, at any of Lender’s banking offices. Interest shall continue to accrue on all Advances outstanding under this Agreement until all Advances have been repaid in full and the Lender's commitment to advance funds hereunder has terminated.

2. The Loan shall bear a variable rate in which the interest rate shall fluctuate in accordance with the Prime Rate as published in The Wall Street Journal in the column entitled “Money Rates” (the “Base Rate”). The interest rate shall be the variable Base Rate plus One Half (0.50%), adjusted daily. The current Prime Rate in The Wall Street Journal is eight percent (8.00%). All interest hereunder shall be computed on the basis of the actual number of days elapsed over a 360-day year.

3. Interest on outstanding Advances under this Agreement shall be paid on May 14, 2025 and on the like day of each month thereafter (each called the “Interest Payment Date”).

4. All payments may be applied first to any fees or costs due from Borrower, then to accrued interest and finally to outstanding principal, until paid in full. All interest hereunder shall be computed on the basis of the actual number of days elapsed over a 360-day year. If any payment is not received within fifteen (15) days of when due, then Borrower shall pay to Lender a late payment fee of five percent (5.00%) of the amount of such delinquent payment.

5. DEFAULT INTEREST RATE. Lender shall have the right to charge interest on the unpaid principal balance hereof at an interest rate of Five percent (5.00%) per annum in excess of the rate of interest otherwise payable as provided herein, for any period after an event of default (as defined below) shall have occurred and until the same shall have been cured or expressly waived by Lender in writing.

6. The Borrower hereby requests and authorizes the Lender to:

(a)	Charge Borrower’s Line of Credit Account and credit any of Borrower’s checking accounts with Lender or otherwise disburse sums as requested in Borrower’s properly executed Advance Request Form(s) received by Lender, in such form as may be required by Lender, otherwise, as requested orally by Borrower as long as such oral requests are permitted by Lender.

(b)	Bill Borrower for interest due hereunder as of each succeeding interest Payment Date or, at the option of Lender, charge any of Borrower's checking accounts for interest when due hereunder.

(c)	Record all Advances, payments, interest, other charges and any other items, properly chargeable or creditable in accordance with customary accounting practice, arising out of this Agreement to Borrower’s Line of Credit Account maintained by Lender. Lender shall render a monthly advice of interest due and of the then outstanding principal balance, and all items shown thereon shall be considered correct, complete, accepted by and conclusively binding upon Borrower unless Borrower gives Lender written notice of exceptions within thirty (30) days of receipt of said advice.

(d)	The Line of Credit established under this Agreement shall be cleared for a minimum of thirty (30) consecutive days during each fiscal year of the Borrower (or each calendar year if the Borrower does not have a fiscal year), beginning with the fiscal year or calendar year during which this Agreement is executed provided that if on the date of this Agreement there is less than ninety (90) days remaining in the Borrower's fiscal year (or the calendar year if Borrower does not have a fiscal year) then the requirement set forth in this paragraph shall first apply during the next upcoming fiscal year (or calendar year).

SECURITY:

7. This Agreement is secured and/or guaranteed pursuant to the terms and conditions of the following documents which, unless otherwise noted below, are dated on or about the date of this Agreement (check as many as apply):

■	mortgage and security agreements on properties located at: 745 Webster St, Lewiston, ME 04240

☐	a collateral assignment of leases and rentals relating to the property described in said mortgage and security agreement.

☐	a security agreement from respecting personal property, namely (but without limitation):

■	guaranty executed by Peter V. Anania and Elmet Technologies, LLC dated April 14, 2025.

☐	other: All Business Assets UCC Lien for Poly Labs Solar LLC.

This Agreement may also be secured by documents executed in the future by Borrower or by any Guarantor. If checked here ___, Advances under this Agreement are secured as future advances pursuant to the terms of an existing Mortgage and Security Agreement from Borrower to Lender dated, and recorded in the _____ County Registry of Deeds in Book ____, Page ___. This Agreement may also secured by existing security agreements, guaranties or other documents if the provisions of such existing documents state that they shall secure all future obligations or liabilities of Borrower to Lender. All documents which secure or guaranty this Agreement, whether executed prior hereto, on even date herewith or in the future, are hereinafter called “Security Documents.”

DEFAULT:

8. All Advances outstanding hereunder, together with all interest and other charges, as applicable, shall immediately become due and payable, and the Lender's commitment to make further Advances to the Borrower under this Agreement shall automatically and immediately cease and be terminated, all without notice or demand of any nature whatsoever, upon the occurrence of any one or more of the following events, each of which shall constitute an event of default hereunder: (a) the insolvency of the Borrower or any Guarantor; or (b) the making of any assignment for the benefit of creditors of the Borrower or any Guarantor; or (c) the issuance of filing any attachment, levy, or other judicial process on or against any of the Borrower's or any Guarantor's assets; or (d) the appointment of a receiver, trustee or custodian for all or any portion of the property of the Borrower or any Guarantor; or (e) the commencement of any proceedings under any state or federal bankruptcy or insolvency law or under laws for relief of debtors, by or against the Borrower or any Guarantor; or (f) the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower or any Guarantor as, in the opinion of the Lender, materially impairs the collateral (if any) or the prospect of repayment of any amounts outstanding hereunder; or (g) the death, incompetency, dissolution, business failure (which term includes, without limitation, the cessation of normal business operations) or termination of existence of the Borrower or any Guarantor; or (h) the failure of the Borrower or any Guarantor to pay their respective debts as they mature; or (i) any representation or statement made or :furnished to Lender by or on behalf of any Borrower or Guarantor is false or misleading in any material respect; G) any default in the payment of any sums due under this Agreement when due, or default by the Borrower or any Guarantor in performance of any other obligation under this Agreement; (k) the failure of Borrower or any Guarantor to timely provide to Lender the financial statements, tax returns or other information required pursuant to the terms of any loan commitment letter from Lender relating to the loan evidenced by this Agreement or the failure of Borrower to perform any other obligations or agreements set forth in any such commitment letter; or (1) default beyond any applicable cure period in the payment, satisfaction or performance by the Borrower or any Guarantor of any condition or obligation under any of the Security Documents or under any documents executed in connection with any other Liabilities of the Borrower or any Guarantor to the Lender.

In addition to all other defaults provided in this Note, it shall be a default hereunder if there shall occur a default in any obligation of payment or performance to Lender under any other Note or other evidence of indebtedness made and given by Borrower or Guarantor and held by Lender, now existing or hereafter arising ("Other Borrower or Guarantor Notes") or under any other document or instrument securing or governing Other Borrower or Guarantor Notes. Any default hereunder or under any document securing or governing this Note shall constitute a default under each Other Borrower or Guarantor Note.

REMEDIES:

9. Upon the occurrence of any event of default under this Agreement the Lender shall have all rights and remedies available under this Agreement, any of the Security Documents or pursuant to applicable law. The Lender shall not be required to pursue or to exhaust its remedies against the Borrower, or its successors, or against any other party liable for payment hereof, whether maker, Guarantor, or otherwise, or against any property or assets mortgaged or pledged as security herefor, but upon nonpayment or nonperformance hereof may immediately demand and enforce payment and performance from any one or more of Borrower(s) or Guarantor(s), or may seek to realize upon the value of any collateral, without the necessity of joining any other Borrower(s) or Guarantor(s), and in each case without any requirement of first seeking to collect the debt evidenced by this Agreement from any other source. Each Borrower hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be brought in any state or federal court in the State of Maine, at the election of Lender. By the execution and delivery hereof, each Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any such court in any such action or proceeding. Borrower irrevocably agrees that in addition to any methods of service provided for under applicable law, all service of process in any such legal action or proceeding may be made by certified mail, return receipt requested to the Borrower’s address pursuant to paragraph 13 below. Each Borrower and each Guarantor shall be liable for, and hereby agrees to pay, upon demand, any and all costs or expenses of any nature whatsoever incurred by the Lender in endeavoring to collect or enforce this Agreement against any party including, without limiting the generality of the foregoing, reasonable attorneys’ fees and expenses. The Lender shall not be deemed to have waived any of its rights or remedies under this Agreement or under any of the Security Documents by any act, delay, omission or failure or refusal to exercise any of such rights or remedies. No waiver by Lender of any kind shall be valid unless it is in writing and signed by an officer of the Lender, and then only to the extent specifically stated. All of the rights and remedies of the Lender shall be cumulative and not exclusive, and may be exercised on any one or more occasions either singularly or concurrently.

10. Borrower hereby grants to Lender, as security for the payment and performance of this Agreement, a continuing lien on and security interest in any and all deposit accounts and funds on deposit therein (general or specific, time or demand, regardless of maturity or the bank branch where the deposit accounts are held) now or hereafter held by Lender and other sums credited by or due from Lender to Borrower or subject to withdrawal by Borrower, whether or not any other person or persons could also withdraw money therefrom (collectively hereinafter called the “deposits”). After any event of default, Lender may “freeze” or place a “hold” on any Deposits by suspending Borrower’s right to withdraw the Deposits and may set off any Deposits (including those previously frozen or placed on hold) against any amounts payable by Borrower under this Agreement or any other Liabilities.

WAIVERS:

11. The Borrower and each Guarantor hereby (1) waive presentment, notice of dishonor, protest, notice of protest, and any and all other notices of any nature whatsoever in connection with the delivery, acceptance, performance, default or enforcement of this Agreement and (2) consent and agree that the Lender may at any time and from time to time without affecting the liability of Borrower or of any Guarantor or of any other person (excepting any person expressly released in writing) for payment of the debt evidenced by this Agreement or for performance of any obligation contained herein, and without affecting Lender’s rights with respect to any security not expressly released in writing: (a) release any person liable for all or any part of the indebtedness or for performance of any obligation; (b) amend this Agreement to change the Expiration Date, the Ceiling Amount or the interest rate; (c) grant any releases, compromises or indulgences with respect to this Agreement or any extensions, renewals, or amendments hereof or substitutions herefor or with respect to any collateral securing the payment of sums outstanding under this Agreement to any party primarily or secondarily liable hereunder; or (d) modify the provisions of this Agreement all without notice to or consent of any Borrower or any Guarantor; (3) waive all recourse to suretyship and guarantorship defenses generally; and (4) waive the right to direct the application of any payment hereunder. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS, WHETHER ARISING UNDER THE CONSTITUTIONS OF THE UNITED STATES OR OF ANY STATE, ANY RULES OF CIVIL PROCEDURE, COMMON OR STATUTORY LAW, OR OTHERWISE, TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM INVOLVING LENDER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS.

MISCELLANEOUS:

12. If, for any reason, any payment to Lender applied to amounts outstanding hereunder is required to be refunded by Lender to Borrower or to any Guarantor or turned over by Lender to any other person or entity, Borrower and each Guarantor agree to pay to Lender on demand an amount equal to the payment so refunded or turned over by Lender and the liability of Borrower and each Guarantor shall not be treated as having been discharged by the original payment to Lender giving rise to such refunded or turned over payment.

13. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be given by personal delivery or by depositing the same in the United States mail, post-paid and certified, return receipt requested at the address set forth below, as such addresses may be changed by notice given to the other party.

Lender’s Address:	Borrowers’ Address:
Auburn Savings Bank, FSB	Poly Labs Solar LLC
256 Court Street	2 Portland Fish Pier Ste 214
PO Box 3157	Portland, ME 04101
Auburn, ME 04212-3157

14. Each Borrower and each Guarantor shall be jointly and severally liable to the Lender under this Agreement and each Borrower has subscribed his/her/its name hereto without condition that any other person or entity shall sign or become bound hereunder and without any other conditions whatever. Any Borrower that is a corporation, limited partnership, limited liability company or limited liability partnership hereby warrants that it is validly formed, in existence and in good standing at the present time, with all necessary authority to enter into, execute and deliver this Agreement. No invalidity or unenforceability of a portion or obligation of this Agreement shall affect the validity or enforceability of the remaining portions or obligations hereof. This Agreement and all actions taken pursuant hereto shall be governed by, and interpreted and construed in accordance with, the laws of the State of Maine. This Agreement evidences a loan for business and commercial purposes and not for personal, household, or family purposes. If Borrower is an individual, Borrower represents that it is voluntarily acting as a sole proprietorship and is not acting in an individual capacity in connection with this loan. The use of captions in this Agreement is for purposes of convenience only, and no caption shall affect the meaning of this Agreement. As used herein, the word: (1) Liabilities means any and all liabilities, indebtedness, and obligations of each Borrower and Guarantor to Lender of any nature whatsoever, now existing or hereafter arising, due or to become due, absolute or contingent, direct or indirect and whether joint, several, or joint and several; (2) Guarantor shall mean and include each endorser, surety, guarantor or other party primarily or secondarily liable to the Lender with respect to this Agreement other than the Borrower; (3) Borrower shall mean each undersigned party; and (4) Lender shall mean Auburn Savings Bank, FSB and any future assignee of this Agreement. This Agreement may not be assigned by Borrower. This Agreement and the provisions hereof shall be binding upon the heirs, executors, administrators, successors, legal representatives and assigns of the Borrower and each Guarantor and shall inure to the benefit of the Lender, its successors, legal representatives and assigns. This Agreement is intended to take effect as a sealed instrument.

15. Under Maine law, no promise, contract or agreement to lend money, extend credit, forbear from collection of a debt or make any other accommodation for the repayment of a debt for more than $250,000.00 may be enforced in court against the Lender unless the promise, contract or agreement is in writing and signed by the Lender. Accordingly, the Borrower cannot enforce any oral promise unless it is contained in a loan document signed by the Lender, nor can any change forbearance, or other accommodation relating to the loan, this agreement or any other loan document be enforced, unless it is in writing signed by the Lender. Borrower also understands that all future promises, contracts or agreements of the Lender relating to any other transaction between Borrower and Lender cannot be enforced in court unless they are in writing signed by the Lender. Borrower further agrees that the requirement of a writing described in this paragraph shall apply to this note, the loans or credit described herein, any extension, modification, renewal, forbearance or other accommodation relating to the transactions contemplated by this note, and to any other credit relationship between Borrower and Lender, (whether existing now or created in the future) whether or not the amount involved exceeds $250,000.00.

AUBURN SAVINGS BANK, FSB

/s/ William C. Tracy
Witness	By:	William C. Tracy, President

POLY LABS SOLAR LLC

/s/ Peter V. Anania
Witness	By:	Peter V. Anania, President

UNLIMITED GUARANTOR

/s/ Peter V. Anania
Witness	By:	Peter V. Anania, Individual

UNLIMITED CORPORATE GUARANTOR

/s/ Peter V. Anania
Witness	By:	Peter V. Anania, President
Elmet Technologies, LLC

Each of the above Borrower(s) and Guarantor(s) is jointly and severally liable under this Commercial Line of Credit Agreement.

5